UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2024

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10344 Sam Houston Park Drive	Suite 300	Houston	TX	77064
(Address of Principal Executive Offices)				(Zip Code)

281	949-2500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FET	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 14, 2024, Forum Energy Technologies, Inc. (“Forum”) entered into an amendment (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement, dated as of October 30, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), among Forum, as borrower, the other borrowers party thereto, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.
Pursuant to the Credit Agreement Amendment, the Credit Agreement will, upon satisfaction of conditions precedent specified therein, be modified to (i) permit the issuance of the Bonds (as defined below), (ii) permit, subject to specified conditions and up to specified amounts, redemption of the Bonds in certain circumstances and (iii) specify the extent to which collateral will be granted to secure Credit Agreement obligations by subsidiaries of Forum organized or domiciled under the laws of the United Kingdom, Germany or any territory or county thereof.
The foregoing description of the Credit Agreement Amendment is a summary only and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
On October 14, 2024, Forum entered into a commitment letter (the “Commitment Letter”) with ABG Sundal Collier ASA (the “Underwriter”), pursuant to which the Underwriter committed to underwrite and subscribe for USD $100.0 million aggregate principal amount of 5-year senior secured bonds to be issued by Forum (the “Bonds”). Forum intends to use the net proceeds from the issuance of the Bonds, together with cash on hand, to redeem in full all outstanding 9.000% Convertible Senior Secured Notes due 2025 and to repay all borrowings outstanding under the seller term loan issued in connection with the acquisition of Variperm Energy Services.
The Commitment Letter contains a customary declaration of completeness, which includes representations, warranties and agreements of Forum, customary conditions to the Underwriter’s obligation to subscribe and pay for the Bonds, obligations of the parties and termination provisions.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title or Description
10.1	Amendment No. 6 to Third Amended and Restated Credit Agreement, dated October 14, 2024, by and among Forum Energy Technologies, Inc., Forum Canada ULC, GT Coiled Tubing of Canada ULC, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2024	FORUM ENERGY TECHNOLOGIES, INC.
/s/ John C. Ivascu
John C. Ivascu
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary